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                                                                   EXHIBIT 99.6



                           HARKEN ENERGY CORPORATION



                         NOMINEE HOLDER CERTIFICATION



   The undersigned, a bank, broker, trustee, depositary or other nominee of rights (the "Rights") to purchase shares of common stock ("Common Stock") of Harken Energy Corporation (the "Company") pursuant to the Rights Offering
described in the Company's prospectus dated             , 2003 (the
"Prospectus"), hereby certifies to the Company and to American Stock Transfer & Trust Company, as Subscription Agent for such rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the subscription right (as described in the Prospectus) on behalf of beneficial owners of Rights (without identifying any such beneficial owner):



              Number of Shares Owned
                   (or Issuable
                upon Conversion of
              Preferred Stock Owned)    Rights Exercised Pursuant
                on the Record Date         to Rights Offering
             -------------------------- --------------------------

             1. _______________________ __________________________

             2. _______________________ __________________________

             3. _______________________ __________________________

             4. _______________________ __________________________

             5. _______________________ __________________________

             6. _______________________ __________________________

             7. _______________________ __________________________

             8. _______________________ __________________________



Provide the following information if applicable:


--------------------------------------

Depository Trust Company ("DTC")



PARTICIPANT



By:

   -------------------------------

   Name:


   Title:


--------------------------------------

DTC Subscription Confirmation Number(s)



                                      1